UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 7, 2017

Calmare Therapeutics Incorporated
(Exact name of registrant as specified in its charter)

Delaware	001-08696	36-2664428
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1375 Kings Highway East, Fairfield, Connecticut	06824
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(203) 368-6044

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

        Emerging growth company ☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01   Changes in Registrant's Certifying Accountant.

On September 7, 2017, Calmare Therapeutics Incorporated (the “Company”), upon the approval of the Audit Committee (the “Committee”) of the Board of Directors of the Company, notified Mayer Hoffman McCann CPAs, the New York Practice of Mayer Hoffman McCann P.C. (“Mayer Hoffman”), the Company’s current independent registered public accounting firm, that it would be dismissed from that position effective immediately.

The audit reports of Mayer Hoffman on the Company’s consolidated financial statements as of and for the years ended December 31, 2016 and 2015 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the Company’s two most recent fiscal years ended December 31, 2016 and December 31, 2015, and in the subsequent interim period through September 7, 2017, there were no (1) disagreements with Mayer Hoffman on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Mayer Hoffman, would have caused Mayer Hoffman to make reference to the subject matter of the disagreements in connection with its reports; and (2) events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K, except for the material weaknesses reported in the Company’s Annual Report on Form 10-K for the period ended December 31, 2016.

Mayer Hoffman’s report of the consolidated financial statements as of and for the years ended December 31, 2016 and 2015, contained a separate paragraph stating “[as] more fully described in Note 1, the Company has incurred operating losses since fiscal year 2006 and has a working capital and shareholders’ deficit at December 31, 2016. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.”

The Company provided Mayer Hoffman with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (“SEC”) and requested that Mayer Hoffman furnish the Company with a letter addressed to the SEC stating whether or not Mayer Hoffman agrees with the above statements. The letter from Mayer Hoffman is filed with this Current Report on Form 8-K as exhibit 16.1.

On September 13, 2017, the Company, upon the approval of the Committee, appointed BDO USA, LLP (“BDO”) as its new independent registered public accounting firm to audit the Company’s financial statements for the year ending December 31, 2017.

During the Company's fiscal years ended December 31, 2016 and 2015 and the subsequent interim period through September 13, 2017, neither the Company nor anyone on its behalf has consulted with BDO regarding (i) the application of accounting principles to a specific transaction, either completed or proposed or (ii) the type of audit opinion that might be rendered on the Company's financial statements and, neither a written report nor oral advice was provided to the Company that BDO concluded was an important factor considered by the Company in reaching a decision as to accounting, auditing or financial reporting issues, or (iii) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions), or (iv) any “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit Number	Description
	16.1	Letter from Mayer Hoffman McCann CPAs, dated September 14, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calmare Therapeutics Incorporated

Date: September 14, 2017	By:	/s/ Conrad Mir
Name: Conrad Mir
Title: Chief Executive Officer